UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 1, 2017

___________________

GARTNER, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 10212

56 Top Gallant Road

Stamford, CT 06902-7747

(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2017 Annual Meeting of Stockholders of Gartner, Inc. was held on June 1, 2017. With respect to the five proposals put before the stockholders, the voting results were as follows:

Proposal 1 – Election of Directors to a one year term:

Name	For	Against	Abstain	Broker Non-Votes
Michael J. Bingle	70,540,878	3,607,222	11,293	3,637,298
Peter E. Bisson	74,107,370	38,636	13,387	3,637,298
Richard J. Bressler	73,762,041	386,124	11,228	3,637,298
Raul E. Cesan	74,061,062	84,932	13,399	3,637,298
Karen E. Dykstra	74,109,958	40,544	8,891	3,637,298
Anne Sutherland Fuchs	71,458,345	2,692,198	8,850	3,637,298
William O. Grabe	67,481,040	6,653,571	24,782	3,637,298
Eugene A. Hall	73,928,371	220,425	10,597	3,637,298
Stephen G. Pagliuca	70,525,396	3,622,545	11,452	3,637,298
James C. Smith	73,672,846	475,527	11,020	3,637,298

Proposal 2 – Advisory vote on the Company’s Executive Compensation:

Votes For	73,272,637
Votes Against	862,772
Abstentions	23,984
Broker-Non-Votes	3,637,298

Proposal 3 – Advisory vote on frequency of Company’s Say on Pay Proposals:

Every Year	63,197,951
Every Two Years	73,528
Every Three Years	10,807,508
Broker-Non-Votes	3,716,793

Proposal 4 – Approve the Company’s Amended and Restated Executive Performance Bonus Plan:

Votes For	73,548,258
Votes Against	576,318
Abstentions	34,817
Broker-Non-Votes	3,637,298

Proposal 5 - Ratify Appointment of KPMG LLP as independent auditor for fiscal 2017:

Votes For	77,165,859
Votes Against	614,605
Abstentions	16,227

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: June 2, 2017	By:	/s/ Craig W. Safian
Craig W. Safian Senior Vice President, Chief Financial Officer